Exhibit  99.1

MEMORANDUM OF UNDERSTANDING (MOU) between

HPIL HOLDING

(2014 N Saginaw Rd., Ste. 117, Midland, MI 48640)

Hereinafter called HPIL

And

Christopher Philbrick and Frank Dougherty

(5 Delaware Ave., Hainesport, NJ 08036)

Hereinafter called RodDocGroup

Dated

September 4, 2018

Both parties HPIL HOLDING and RodDocGroup, hereby renew their Memorandum of Understanding dated December 20, 2017 until October 15, 2018 and expect to conclude a final agreement by that date.

Signatures and Dates

HPIL HOLDING

Per

/s/ Nitin M. Amersey
Nitin M Amersey / Chairman and CEO

Date: September 4, 2018

Frank Dougherty

Per

/s/ Frank Dougherty
Frank Dougherty

Date: September 5, 2018

Christopher Philbrick

Per

/s/ Christopher Philbrick
Christopher Philbrick

Date: September 5, 2018

MEMORANDUM OF UNDERSTANDING (MOU) between

HPIL HOLDING

(3738 Coach Cove, Sanford, MI 48657)

Hereinafter called HPIL

And

Christopher Philbrick and Frank Dougherty

(5 Delaware Ave., Hainesport, NJ 08036)

Hereinafter called RodDocGroup

I. PURPOSE & SCOPE

The purpose of this MOU is to clearly identify the roles and responsibilities of each party as they relate to the acquisition of RodDoc LLC by HPIL

In particular, this MOU is intended to: establish a binding understanding between the two parties until a final agreement is negotiated and signed by the end of January, 2018.

II. BACKGROUND

HPIL is a public company trading on the Over the Counter market and RodDoc Group currently operating under the name RodDoc LLC. RodDocGroup has a US Provisional Patent Application No. 62/471,057 that has been filed. The patent application is for a drill rod re-surfacing device. RodDocGroup is in the business of re-surfacing drilling rods. Drilling rods wear out due to the high wear and tear on the rod as it travels through the ground. Drilling rods are considered as an expensive consumable by directional, water, oil and gas companies.

III. IT IS MUTUALLY UNDERSTOOD AND AGREED BY AND BETWEEN THE PARTIES THAT:

HPIL intends to acquire a 100% of the equity, assets and business of RodDoc LLC owned by the RodDocGroup and RodDocGroup intends to sell the same.

A final agreement will be negotiated by the parties hereto no later than January 31, 2018. HPIL and RodDocGroup will finalize the amount of shares and cash to be paid to RodDocGroup for the purchase and finalize other terms and conditions in the agreement,

As a good faith deposit and upon satisfaction of the preconditions below, HPIL will issue 100 million shares of its restricted common stock, equally to Frank Dougherty and Christopher Philbrick, (the “Escrow Shares”) to be held in escrow by with the McGee Law Firm LLC pending finalization of the agreement. In the event that the parties fail to consummate a final agreement for the sale of RodDoc LLC to HPIL on or before January 31, 2018 (the “Final Agreement”), then the Escrow Shares shall be returned to HPIL and canceled. Otherwise, the Escrow Shares shall be released pursuant to the terms of the Final Agreement. The preconditions to the issuance of the Escrow Shares by HPIL shall be: (1) the parties signing of an escrow agreement with the McGee Law Firm, LLC, (2) the escrow agent’s receipt of assignments of the Escrow Shares back to HPIL Holding for use by the Escrow Agent in the event a Final Agreement is not signed by January 31, 2018, and (3) such other information and documentation as the escrow agent and/or transfer agent shall reasonably require.

Christopher Philbrick and Frank Dougherty will continue to work at RodDocGroup on terms to be finalized.

IV. EFFECTIVE DATE AND SIGNATURE

This MOU shall be effective upon the signature of the Parties thereto. It shall be in force from the date of signing to January 31, 2018.

Signatures and Dates

HPIL HOLDING

Per

/s/ Nitin M Amersey
Nitin M Amersey / Chairman and CEO

Date: December 20, 2017

Frank Dougherty

Per

/s/ Frank Dougherty
Frank Dougherty

Date: December 20, 2017

Christopher Philbrick

Per

/s/ Christopher Philbrick
Christopher Philbrick

Date: December 20, 2017